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                                                                     Exhibit 99


[REPUBLIC INDUSTRIES, INC. LETTERHEAD]




FOR IMMEDIATE RELEASE                           CONTACT: J. Ronald Castell
                                                         (954) 713-5355


        REPUBLIC INDUSTRIES ANNOUNCES COMPLETION OF CONTINENTAL MERGER

     Ft. Lauderdale, Florida (December 30, 1996) -- Republic Industries, Inc. (NASDAQ:RWIN) announced today that it had completed its previously announced merger transaction with Continental Waste Industries, Inc. (NASDAQ:CONT).

     Under the terms of this transaction, Continental shareholders will receive eight-tenths of a share of Republic common stock. Effective December 31, 1996 Continental Waste Industries, Inc. will be de-listed from trading on NASDAQ.

     Carlos E. Aguero, Continental's Chief Executive Officer and Thomas A. Volini, Continental's Chief Operating Officer will join Republic's senior management team.

     Republic is a diversified company operating in the automotive, solid waste, electronic security and out-of-home media industries.

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